Exhibit 99.1

For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

EACXM

Acxiom Announces Fourth-Quarter and Fiscal Year 2008 Results

Company Hosting an Investor Day June 17

LITTLE ROCK, Ark. — May 14, 2008 — Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the fourth quarter and fiscal year end ended March 31, 2008. Acxiom will hold a conference call at 4:30 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The company will host an investor day June 17 in New York. Details will be made available on the Acxiom website.

Revenue for the fourth quarter was $349.8 million compared to $356.4 million in the fourth quarter of fiscal 2007. Operating loss for the quarter was $76.0 million and loss per diluted share was $0.76. The results for the quarter include the impact of $107.2 million of restructuring and other items (of which $104.5 million are included in the loss from operations, with the remainder included in other expense), which contributed to the loss by the equivalent of $0.91 per diluted share.

For the 12-month period ended March 31, 2008, revenue totaled $1.384 billion compared to $1.391 billion in the prior year. Income from operations for the 12 month period was $40.2 million compared to $154.1 million a year ago. Loss per diluted share was $0.10 compared to earnings per diluted share of $0.80 in the prior year. The loss per diluted share includes the impact of $84.2 million, or the equivalent of $0.70 per diluted share, of expense from unusual items.

A schedule is linked to this release outlining the restructuring and other items impacting the fourth quarter and the year end results.

According to John Meyer, Acxiom Corp. CEO and President, “During my first 90 days I have focused on meeting our customers and our people, rationalizing costs and gaining a deeper understanding of our offerings and value propositions. I have also made a number of leadership and role changes.

“We are working to develop strategic and operational plans to help overcome the current challenges we are facing in some industry sectors and to provide a springboard for growth in future years. The initial focus will be on our customers and potential customers, leveraging our capabilities and assets across all industries we serve, and creating a winning market-facing culture. We already have a very strong foundation to do that. I believe in this opportunity now even more than when I was evaluating coming on board.”

Restatement, Restructuring and other items

The Company is restating its financial statements for 2007, 2006, and prior years to correct its accounting related to accrued service revenue. The impact of this restatement will be a reduction in net income of $2.4 million in 2006 and $2.9 million in 2007. Accrued revenue, which is reflected in accounts receivable, will be reduced by a total of $52.2 million.

Fourth-quarter loss per diluted share of $.76 includes $107.2 million or the equivalent of $0.91 per share in unusual expenses. The major components of the restructuring and other items are:

•	Gains, losses and other - $74.5 million composed of:
o	Restructuring charges - $42.9 million related to headcount reduction, real estate closure, contract termination;
o	Closing operations - $13.5 million related to previously acquired operations and the flight department;
o	Asset disposal/impairment - $15.0 million, primarily software;
o	Other – $3.1 million related to legal, international and other;
•	IT contract restructuring - $34.0 million reflected as increase in cost of services;
•	Loss on investment - $2.7 million reflected in Other, net;
•	Accrued revenue restatement - $.4.0 million increase in revenue.

Of the $107.2 million in restructuring and other items, approximately $59.2 million represents balance sheet assets written down that do not require cash outlays. Approximately $48.0 million represents estimated cash payments to be made on obligations primarily related to headcount reductions, real estate and facilities lease terminations and an aircraft lease termination. The $48 million includes obligations of approximately $34 million to be paid in fiscal 2009, with the remainder in future periods.

Details of Acxiom’s fourth-quarter results include:

•	Revenue of $349.8 million compared to $356.4 million in the fourth quarter a year ago;
•

Loss from operations of $76.0 million compared to income from operations of $28.4 million in the fourth quarter last year; Loss from operations this quarter included $107.2 million of restructuring and other items;

•

Loss per diluted share of $0.76 compared to earnings per share of $0.07 in the fourth quarter of fiscal 2008; included in the loss per share of $0.76 is the negative impact of restructuring and other items which was the equivalent of $.91 per diluted share;

•	Operating cash flow of $90.5 million compared to $76.5 million in the fourth quarter a year ago;
•

Free cash flow available to equity of $14.7 million compared to $15.4 million a year ago; free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

Details of Acxiom’s fiscal year results include:

•	Revenue of $1.384 billion compared to $1.390 billion in the prior year;
•	Income from operations of $40.2 million in 2008 compared to $154.1 million in fiscal 2007;
•

Loss per diluted share of $0.10 compared to earnings per diluted share of $0.80 in fiscal 2007; net restructuring and other items for the year were $84.2 million, or the equivalent of $0.70 per diluted share; In addition to the restructuring and other items in the fourth quarter detailed above, the company had a benefit of a net gain of $22.9 million comprised of:

o	Gains from a merger termination payment and sale of assets of $68.2 million;
o	Restructuring costs, transaction costs, retirement and loss on sale of assets of $30.0 million;
o	Additional contract impairment in cost of services of $10.0 million;
o	Reduction in revenue related to accrued revenue restatement to previous quarters of $5.2 million;
•	Operating cash flow of $300.3 million compared to $260.0 million in the prior year;
•

Free cash flow available to equity of $77.5 million compared to $55.2 million a year ago; free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

Segment information:

•

Information Services Division: The division develops, sells and delivers industry-tailored solutions globally through the integration of products, services and consulting. Revenue for the quarter was $189.7 million, up 0.8 percent from the fourth quarter of the previous year. For the 12 months ended March 31, 2008, revenue was $741.3 million, up 1.8 percent from the previous year. Operating income for the quarter was $24.1 million, down 7.7 percent from the third quarter of the previous year. For the 12 months just ended, operating income was $97.2 million, down 22.0 percent from the previous 12-month period.

•

Information Products Division: The division develops and sells all global data products, including InfoBase-X® and PersonicX®, as well as fraud and risk mitigation products sold in the U.S., including InsightIdentify. It focuses on product development, product lifecycle management, data content management and innovation. Revenue for the quarter was $115.2 million, up 5.2 percent from the fourth quarter of the previous year. For the 12 months ended March 31, 2008, revenue was $431.3 million, up 3.8 percent from the previous year. Operating income for the quarter was $13.1 million, up 45.9 percent from the fourth quarter of the previous year. For the 12 months just ended, operating income was $23.8 million, up 25.7 percent from the previous 12-month period.

•

Infrastructure Management Division: The division develops and delivers information technology products and services that improve a company’s ability to manage its information technology delivery platform with lower costs and higher efficiencies. Such offerings include traditional IT outsourcing and transformational solutions such as the Acxiom data factory. Revenue for the quarter was $108.2 million, down 8.8 percent from the fourth quarter of the previous year. For the 12 months ended March 31, 2008, revenue was $447.5 million, down 6.1 percent from the previous year. Operating income for the quarter was $8.3 million, down 16.1 percent from the fourth quarter of the previous year. For the 12 months just ended, operating income was $44.3 million, down 10.3 percent from the previous 12-month period.

Investor Day

As mentioned above, the company will be hosting an investor day on June 17 and providing a forecast for fiscal 2009 at that time. Company management will also discuss operations and prospects at the investor day. The event will be held at the NASDAQ facilities in New York and will be web cast. Further information will be made available on our website at www.acxiom.com.

Web Link to Financials

http://www.acxiom.com/FY08_Q4_Financials is a link to the detailed financial information we typically attach to our earnings releases.

About Acxiom Corporation

At Acxiom, we make information intelligent for many of the world’s leading and most dynamic companies, enabling them to acquire new customers, retain their most valuable customers, communicate with customers in the methods and at the times they prefer, and make profitable marketing and business decisions. Acxiom’s unmatched customer insight is achieved by blending the world’s largest repository of consumer data, award-winning technology and analytics, multi-channel expertise, privacy leadership, and superior knowledge of a wide spectrum of industries. Founded in 1969, Acxiom (Nasdaq: ACXM) is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China. For more information about Acxiom, visit www.acxiom.com.

This release and today’s conference call contain certain forward-looking statements that are subject to certain risks and uncertainties. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, our ability to timely complete the restatement of our historical financial results for the years ended, March 31, 2006 and March 31, 2007; the on-going review of the circumstances surrounding such restatements and the consequences thereof; and those additional factors detailed under the section titled “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Acxiom, including, but not limited to: its annual report on Form 10-K filed on May 30, 2007 and 10-K/A on July 30, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. Acxiom undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
			$	%
	2008	2007	Variance	Variance
Revenue:
Services	259,886	266,441	(6,555)	(2.5%)
Data	89,911	89,957	(46)	(0.1%)
Total revenue	349,797	356,398	(6,601)	(1.9%)

Operating costs and expenses:
Cost of revenue
Services	235,742	209,830	25,912	12.3%
Data	58,153	52,991	5,162	9.7%
Total cost of revenue	293,895	262,821	31,074	11.8%

Services gross margin	9.3%	21.2%
Data gross margin	35.3%	41.1%
Total gross margin	16.0%	26.3%

Selling, general and administrative	57,341	56,031	1,310	2.3%
Gains, losses and other items, net	74,519	9,122	65,397	100.0%

Total operating costs and expenses	425,755	327,974	97,781	29.8%

Income (loss) from operations	(75,958)	28,424	(104,382)	(367.2%)

Other income (expense):
Interest expense	(11,016)	(15,002)	3,986	(26.6%)
Other, net	(1,685)	1,444	(3,129)	(216.7%)

Total other income (expense)	(12,701)	(13,558)	857	(6.3%)

Earnings (loss) before income taxes	(88,659)	14,866	(103,525)	(696.4%)

Income taxes	(30,375)	9,136	(39,511)	(432.5%)

Net earnings (loss)	(58,284)	5,730	(64,014)	(1117.2%)

Earnings (loss) per share:

Basic	(0.76)	0.07	(0.83)	(1185.7%)

Diluted	(0.76)	0.07	(0.83)	(1185.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
			$	%
	2008	2007	Variance	Variance
Revenue:
Services	1,049,790	1,056,478	(6,688)	(0.6%)
Data	334,289	334,033	256	0.1%
Total revenue	1,384,079	1,390,511	(6,432)	(0.5%)

Operating costs and expenses:
Cost of revenue
Services	858,173	806,991	51,182	6.3%
Data	229,587	206,629	22,958	11.1%
Total cost of revenue	1,087,760	1,013,620	74,140	7.3%

Services gross margin	18.3%	23.6%
Data gross margin	31.3%	38.1%
Total gross margin	21.4%	27.1%

Selling, general and administrative	219,721	213,849	5,872	2.7%
Gains, losses and other items, net	36,352	8,897	27,455	100.0%

Total operating costs and expenses	1,343,833	1,236,366	107,467	8.7%

Income from operations	40,246	154,145	(113,899)	(73.9%)

Other income (expense):
Interest expense	(51,230)	(46,632)	(4,598)	9.9%
Other, net	1,223	5,933	(4,710)	(79.4%)

Total other income (expense)	(50,007)	(40,699)	(9,308)	22.9%

Earnings (loss) before income taxes	(9,761)	113,446	(123,207)	(108.6%)

Income taxes	(1,981)	45,573	(47,554)	(104.3%)

Net earnings (loss)	(7,780)	67,873	(75,653)	(111.5%)

Earnings (loss) per share:

Basic	(0.10)	0.82	(0.92)	(112.2%)

Diluted	(0.10)	0.80	(0.90)	(112.5%)

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings (loss) per share)

	For the Three Months Ended

	March 31,	March 31,
	2008	2007

Basic earnings per share:

Numerator - net earnings (loss)	(58,284)	5,730

Denominator - weighted-average shares outstanding	77,085	78,385

Basic earnings (loss) per share	(0.76)	0.07

Diluted earnings per share:

Numerator - net earnings (loss)	(58,284)	5,730

Denominator - weighted-average shares outstanding	77,085	78,385

Dilutive effect of common stock options, warrants and restricted stock	-	1,750

	77,085	80,135

Diluted earnings (loss) per share	(0.76)	0.07

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS (LOSS) PER SHARE
(Unaudited)
(In thousands, except earnings (loss) per share)

	For the Twelve Months Ended

	March 31,	March 31,
	2008	2007

Basic earnings (loss) per share:

Numerator - net earnings (loss)	(7,780)	67,873

Denominator - weighted-average shares outstanding	79,123	82,564

Basic earnings (loss) per share	(0.10)	0.82

Diluted earnings (loss) per share:

Numerator - net earnings (loss)	(7,780)	67,873

Denominator - weighted-average shares outstanding	79,123	82,564

Dilutive effect of common stock options, warrants and restricted stock	-	2,115

	79,123	84,679

Diluted earnings (loss) per share	(0.10)	0.80

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,
Revenue:	2008	2007

Information services	189,727	188,265
Information products	115,189	109,546
Infrastructure management	108,169	118,593
Eliminations	(63,288)	(60,006)

Total revenue	349,797	356,398

Income from operations:

Information services	24,114	26,121
Information products	13,129	8,997
Infrastructure management	8,271	9,858
Corporate & other	(121,472)	(16,552)

Total income (loss) from operations	(75,958)	28,424

Margin:

Information services	12.7%	13.9%
Information products	11.4%	8.2%
Infrastructure management	7.6%	8.3%

Total margin	-21.7%	8.0%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,
Revenue:	2008	2007

Information services	741,259	728,014
Information products	431,316	415,417
Infrastructure management	447,488	476,333
Eliminations	(235,984)	(229,253)

Total revenue	1,384,079	1,390,511

Income from operations:

Information services	97,248	124,628
Information products	23,783	18,922
Infrastructure management	44,287	49,381
Corporate & other	(125,072)	(38,786)

Total income from operations	40,246	154,145

Margin:

Information services	13.1%	17.1%
Information products	5.5%	4.6%
Infrastructure management	9.9%	10.4%

Total margin	2.9%	11.1%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	March 31,	March 31,	$	%
	2008	2007	Variance	Variance

Data	67,817	69,596	(1,779)	(2.6%)
Passthrough data	22,094	20,361	1,733	8.5%

Total data revenue	89,911	89,957	(46)	(0.1%)

Cost of data revenue:
Data	36,059	32,630	3,429	10.5%
Passthrough data	22,094	20,361	1,733	8.5%

Total cost of data	58,153	52,991	5,162	9.7%

Margin:

Data	46.8%	53.1%
Passthrough data	0.0%	0.0%
Total data	35.3%	41.1%

ACXIOM CORPORATION AND SUBSIDIARIES
DATA REVENUE AND COST OF DATA SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,	March 31,	$	%
	2008	2007	Variance	Variance

Data	252,287	255,299	(3,012)	(1.2%)
Passthrough data	82,002	78,734	3,268	4.2%

Total data revenue	334,289	334,033	256	0.1%

Cost of data revenue:
Data	147,585	127,895	19,690	15.4%
Passthrough data	82,002	78,734	3,268	4.2%

Total cost of data	229,587	206,629	22,958	11.1%

Margin:

Data	41.5%	49.9%
Passthrough data	0.0%	0.0%
Total data	31.3%	38.1%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	March 31,	March 31,	$	%
	2008	2007	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	62,661	37,776	24,885	65.9%
Trade accounts receivable, net	216,462	234,511	(18,049)	(7.7%)
Refundable income taxes	16,080	7,657	8,423	110.0%
Deferred income taxes	44,211	41,850	2,361	5.6%
Other current assets	45,645	59,252	(13,607)	(23.0%)

Total current assets	385,059	381,046	4,013	1.1%

Property and equipment	765,046	733,175	31,871	4.3%
Less - accumulated depreciation and amortization	498,777	420,883	77,894	18.5%

Property and equipment, net	266,269	312,292	(46,023)	(14.7%)

Software, net of accumulated amortization	59,263	44,289	14,974	33.8%
Goodwill	484,796	522,046	(37,250)	(7.1%)
Purchased software licenses, net of accumulated amortization	111,574	151,326	(39,752)	(26.3%)
Deferred costs, net	90,707	137,684	(46,977)	(34.1%)
Data acquisition costs	51,566	35,398	16,168	45.7%
Other assets, net	22,621	39,993	(17,372)	(43.4%)

	1,471,855	1,624,074	(152,219)	(9.4%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	69,259	106,921	(37,662)	(35.2%)
Trade accounts payable	45,749	54,808	(9,059)	(16.5%)
Accrued payroll and related expenses	39,061	33,663	5,398	16.0%
Other accrued expenses	121,441	79,078	42,363	53.6%
Deferred revenue	64,116	113,318	(49,202)	(43.4%)

Total current liabilities	339,626	387,788	(48,162)	(12.4%)

Long-term debt	575,308	648,879	(73,571)	(11.3%)

Deferred income taxes	51,429	97,926	(46,497)	(47.5%)

Other liabilities	4,980	-	4,980	100.0%

Stockholders' equity:
Common stock	11,428	11,145	283	2.5%
Additional paid-in capital	779,815	718,336	61,479	8.6%
Retained earnings	413,758	431,014	(17,256)	(4.0%)
Accumulated other comprehensive income	33,976	17,526	16,450	93.9%
Treasury stock, at cost	(738,465)	(688,540)	(49,925)	7.3%

Total stockholders' equity	500,512	489,481	11,031	2.3%

	1,471,855	1,624,074	(152,219)	(9.4%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net earnings (loss)	(58,284)	5,730
Non-cash operating activities:
Non-cash impact of restructuring	72,503	-
Depreciation and amortization	95,447	59,187
Loss (gain) on disposal or impairment of assets, net	2,708	(235)
Deferred income taxes	(672)	16,770
Non-cash stock compensation expense	3,254	1,124
Changes in operating assets and liabilities:
Accounts receivable	11,153	(13,499)
Other assets	(10,510)	(16,942)
Accounts payable and other liabilities	(17,262)	11,804
Deferred revenue	(7,863)	12,595
Net cash provided by operating activities	90,474	76,534
Cash flows from investing activities:
Capitalized software	(6,571)	(8,000)
Capital expenditures	(6,551)	(8,230)
Deferral of costs	(21,482)	(17,092)
Payments received from investments	-	50
Net cash paid in acquisitions	(2,044)	(18,667)
Net cash used by investing activities	(36,648)	(51,939)
Cash flows from financing activities:
Payments of debt	(50,690)	(77,928)
Dividends paid	(4,626)	(4,703)
Sale of common stock	3,131	7,663
Acquisition of treasury stock	(4,986)	-
Tax benefit of stock options exercised	(480)	61
Net cash used by financing activities	(57,651)	(74,907)
Effect of exchange rate changes on cash	221	74

Net decrease in cash and cash equivalents	(3,604)	(50,238)
Cash and cash equivalents at beginning of period	66,265	88,014
Cash and cash equivalents at end of period	62,661	37,776

Supplemental cash flow information:
Cash paid during the period for:
Interest	11,661	15,270
Income taxes	3,025	6,569
Payments on capital leases and installment payment arrangements	15,376	18,579
Payments on software and data license liabilities	11,821	5,746
Other debt payments, excluding line of credit	13,493	3,603

Prepayment of debt	10,000	50,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	4,117	14,474
Construction and other financing	1,679	213
Software licenses and maintenance acquired under software obligation	20	8,305
Note payable issued in acquisition	-	1,300

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2008	2007

Cash flows from operating activities:
Net earnings (loss)	(7,780)	67,873
Non-cash operating activities:
Non-cash impact of restructuring	72,503	-
Depreciation and amortization	272,792	229,566
Gain on disposal or impairment of assets, net	(9)	(1,718)
Deferred income taxes	(2,135)	14,369
Non-cash stock compensation expense	8,932	3,823
Changes in operating assets and liabilities:
Accounts receivable	14,781	(25,515)
Other assets	8,653	(19,101)
Accounts payable and other liabilities	(17,258)	3,960
Deferred revenue	(50,135)	(13,305)
Net cash provided by operating activities	300,344	259,952
Cash flows from investing activities:
Disposition of operations	14,250	-
Capitalized software	(33,345)	(27,443)
Capital expenditures	(21,600)	(14,225)
Cash collected from the sale and license of software	-	10,000
Deferral of costs	(64,701)	(66,687)
Payments received from investments	3,603	2,758
Net cash paid in acquisitions	(11,235)	(33,067)
Net cash used by investing activities	(113,028)	(128,664)
Cash flows from financing activities:
Proceeds from debt	2,127	649,756
Payments of debt	(158,699)	(471,670)
Dividends paid	(9,476)	(18,174)
Sale of common stock	47,943	33,464
Acquisition of treasury stock	(50,551)	(299,301)
Tax benefit of stock options exercised	5,513	4,142
Net cash used by financing activities	(163,143)	(101,783)
Effect of exchange rate changes on cash	712	566

Net increase in cash and cash equivalents	24,885	30,071
Cash and cash equivalents at beginning of period	37,776	7,705
Cash and cash equivalents at end of period	62,661	37,776

Supplemental cash flow information:

Cash paid during the period for:
Interest	51,669	46,645
Income taxes	7,979	37,596
Payments on capital leases and installment payment arrangements	69,706	76,135
Payments on software and data license liabilities	31,819	26,897
Other debt payments, excluding line of credit	25,047	10,235
Prepayment of debt	30,000	50,000
Revolving credit payments	2,127	308,403
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	24,841	58,928
Disposal of asset under financing	(5,304)	-
Construction and other financing	11,025	18,380
Software licenses and maintenance acquired under software obligation	513	23,571
Asset acquired under data obligation	15,306	-
Note payable issued in acquisition	300	1,300
Issuance of common stock for acquisition	-	3,610

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/06	09/30/06	12/31/06	03/31/07	YTD FY2007	06/30/07	09/30/07	12/31/07	03/31/08	YTD FY2008

Net cash provided by operating activities	56,350	64,409	62,659	76,534	259,952	39,132	40,644	130,094	90,474	300,344

Plus:
Payments received from investments	783	1,925	-	50	2,758	-	1,799	1,804	-	3,603
Disposition of operations	-	-	-	-	-	-	-	14,250	-	14,250

Less:
Capitalized software	(5,719)	(6,926)	(6,798)	(8,000)	(27,443)	(8,447)	(9,820)	(8,507)	(6,571)	(33,345)
Capital expenditures	(217)	(3,260)	(2,518)	(8,230)	(14,225)	(2,867)	(5,291)	(6,891)	(6,551)	(21,600)
Deferral of costs	(16,887)	(16,559)	(16,149)	(17,092)	(66,687)	(14,129)	(11,630)	(17,460)	(21,482)	(64,701)
Payments on capital leases and installment payment arrangements	(18,905)	(21,951)	(16,700)	(18,579)	(76,135)	(19,137)	(17,651)	(17,542)	(15,376)	(69,706)
Payments on software and data license liabilities	(7,847)	(7,304)	(6,000)	(5,746)	(26,897)	(6,493)	(7,279)	(6,226)	(11,821)	(31,819)
Other required debt payments	(1,711)	(1,804)	(3,117)	(3,603)	(10,235)	(3,526)	(2,416)	(5,612)	(13,493)	(25,047)

Subtotal	5,847	8,530	11,377	15,334	41,088	(15,467)	(11,644)	83,910	15,180	71,979

Plus:
Tax benefit of stock options and warrants	1,079	1,765	1,237	61	4,142	5,624	344	25	(480)	5,513

Subtotal	6,926	10,295	12,614	15,395	45,230	(9,843)	(11,300)	83,935	14,700	77,492

Plus:
Cash collected from sale of software	5,000	5,000	-	-	10,000	-	-	-	-	-

Total	11,926	15,295	12,614	15,395	55,230	(9,843)	(11,300)	83,935	14,700	77,492

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three	For the Twelve
	Months ended	Months ended
	March 31, 2008	March 31, 2008

Loss before income taxes	(88,659)	(9,761)

Unusual items	107,160	84,222

Earnings before income taxes and unusual items	18,501	74,461

Loss before income taxes	(88,659)	(9,761)

Income taxes	(30,375)	(1,981)

Net loss	(58,284)	(7,780)

Loss per share:

Basic	(0.76)	(0.10)

Diluted	(0.76)	(0.10)

Unusual items:

Transaction costs	-	17,689
Transaction termination payment	-	(65,000)
Payment to retired Company Leader	-	3,000
Disposition of operation in France	(584)	(3,157)
Restructuring - severance and related	13,374	19,358
Restructuring - facilities and related	22,832	22,832
Restructuring - contract accruals	6,671	6,671
Restructuring - Closing of Harbinger	9,527	9,527
Restructuring - flight services closing	3,993	3,993
Restructuring - software disposals and impairment	15,018	15,018
Other restructuring and other items	3,688	6,421
Accrued revenue adjustment	(4,001)	1,180
IT contract restructuring	33,968	44,016
Investment loss	2,674	2,674

Total unusual items	107,160	84,222

Earnings before income taxes
and excluding unusual items	18,501	74,461

Income taxes	6,633	25,977

Non-GAAP net earnings	11,868	48,484

Non-GAAP earnings per share:

Basic	0.15	0.61

Diluted	0.15	0.60